UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2014
Date of Report (Date of earliest event reported)

Verde Science, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53253 (Commission File Number)	20-8387017 (IRS Employer Identification No.)

400 S. Zang Blvd. Suite 812 Dallas, Texas (Address of principal executive offices)	75208 (Zip Code)

(888) 224-6039
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2014, the board of directors of Verde Science, Inc. (the "Company") appointed Luis Bobadilla III as a director of the Company.

As a result, the Company's current officers and directors are as follows:
Name	Position
Harpreet Sangha	President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the board of directors
Craig Alford	Vice President Exploration and a director
Luis Bobadilla III	Director

After beginning his career with at J.P. Morgan Chase on the Latin America Bond Desk as an analyst, Mr. Bobadilla launched several successful startup companies in multiple industries. He is the founder (2006) and manager of Sherman Oaks Holistic Oasis, a fully compliant medical marijuana collective that has successfully navigated all regulatory processes and operates in Los Angeles County. He was the managing partner and co-founder of Orange County Glass Works, LLC in 2002. Mr. Bobadilla also established and grew 'Pure Glass' as one of the premier smoking accessory brands in the U.S.

Mr. Bobadilla is a graduate of the London School of Economics and is an experienced entrepreneur with a proven track record of identifying business opportunities in nascent industries and developing and executing initial funding, strategic planning, team building, and marketing strategies toward rapid growth in revenue and market share.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On May 14, 2014, the Company issued a news release announcing the appointment of Luis Bobadilla III to its board of directors.

Further on May 20, 2014 the Company issued a news release revealing its new strategic direction and business model.

Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated May 14, 2014
99.2	Press Release dated May 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VERDE SCIENCE, INC.
DATE: May 27, 2014	/s/ Harpreet Sangha Harpreet Sangha Chief Executive Officer

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